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                                                                   EXHIBIT 10.21


                        AGREEMENT FOR TAX INDEMNIFICATION


         This AGREEMENT FOR TAX INDEMNIFICATION (the "Agreement") is entered into effective the 15th day of December, 1998, between Smith-Gardner & Associates, Inc,. a Florida corporation (the "Company"), and Wilburn W. Smith, Allan J. Gardner and Thomas Quigley (the "Stockholders").

         WHEREAS, the Company is undertaking an initial public offering of its stock in order to raise additional equity (the "Public Offering");

         WHEREAS, the Internal Revenue Service (the "IRS") is currently auditing the Company's tax returns for fiscal 1995, which audit may result in a determination that the Company was not qualified as an S corporation;

         WHEREAS, the Company and the Stockholders have entered into this Agreement in connection with the Public Offering;

         WHEREAS, the Company will be classified as an S corporation until immediately prior to the public offering, after which it will be classified as a C corporation;

         WHEREAS, the Stockholders are holders of all of the outstanding common stock, par value, $.01 per share, of the Company; and

         WHEREAS, the Company and the Stockholders wish to provide for tax indemnification arrangements in connection with the Company's termination as an S corporation.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                       TERMINATION OF S CORPORATION STATUS

         The Company's status as an S corporation under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), will be terminated as of the earlier of (i) the date of the closing of the Public Offering or (ii) the date specified in a revocation of S corporation status duly filed by the Company (such date being referred to hereinafter as the "Termination Date"). The Company's status as an S corporation under pertinent state tax laws will also be terminated on the Termination Date. The Company shall use the pro rata allocation method prescribed in Section 1362(e)(2) of the Code in order to allocate its taxable income between the short S corporation taxable year ending the day prior to the Termination Date and the C corporation short taxable year commencing on the Termination Date; provided that, if the Company has revoked its S corporation status prior to the date of the Public Offering, it shall use the "closing-of-the-books" method prescribed in Section 1362(e)(3) of the Code.



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                                   ARTICLE II
                                      TAXES

         2.1 FILING OF TAX RETURNS. The Company covenants and agrees that: (a) the Company shall be responsible for and shall effect the filing of all federal, state, foreign and local returns for the Company with respect to any and all taxable periods; and (b) the Company shall pay any and all taxes required to be paid by the Company for all periods covered by the returns as required by applicable law, subject to reimbursement by the Stockholders to the extent prescribed herein.

         2.2 COMPANY'S INDEMNIFICATION OF THE STOCKHOLDERS FOR ADDITIONAL PRE-OFFERING TAXES. The Company hereby indemnifies and agrees to hold the Stockholders harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this section) incurred by the Stockholders as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's tax returns which increases the tax liability of the Stockholders for taxable periods ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date).

         2.3 STOCKHOLDERS' INDEMNIFICATION OF THE COMPANY. The Stockholders hereby indemnify and agree to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this sentence) incurred by the Company as a result of a final determination that the Company was not an S corporation for federal or state income tax purposes for any taxable period ending prior to the Termination Date (including a short taxable period ending the day before the Termination Date). The Stockholders further hereby indemnify and agree to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this sentence) incurred by the Company as a result of final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's or the Stockholders' tax returns which decreases the Stockholders' tax liability for a taxable period ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date) and correspondingly increases the tax liability of the Company (or its consolidated subsidiaries) for a taxable period ending after the Termination Date.

         2.4 PAYMENTS. The Stockholders or the Company, as the case may be, shall make any payment required under this Agreement within ten business days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority, which notice shall be accompanied by appropriate documentation demonstrating that such payment is due.



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         2.5 COOPERATION. The parties shall cooperate with each other in connection with the contest of any additional tax liability asserted by any taxing authority. The parties shall also cooperate with each other in securing a refund of federal and state income tax for the Stockholders as a result of any final determinations described in Section 3.3.

         2.6 RESPECTIVE LIABILITY. Each of the Stockholders shall be liable to the Company for his or her allocable share of the total liabilities of the Stockholders under this Agreement. Such allocable share shall be based on the Stockholders' relative percentage interests in the Company as of the day before the Termination Date.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

         3.2 CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         3.3 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Florida without regard to Florida choice of law rules.

         3.4 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties.

         3.5 ASSIGNMENT. This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

         3.6 INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         3.7 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the



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parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

         3.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      SMITH-GARDNER & ASSOCIATES, INC.

                                      By: /s/ Gary G. Hegna
                                          ------------------------------------
                                           Gary G. Hegna

STOCKHOLDERS:

                                      /s/ Wilburn W. Smith
                                      ----------------------------------------
                                      Wilburn W. Smith

                                      /s/ Allan J. Gardner
                                      ----------------------------------------
                                      Allan J. Gardner

                                      /s/ Thomas Quigley
                                      ----------------------------------------
                                      Thomas Quigley


















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